Exhibit 32.1

KINDER MORGAN MANAGEMENT, LLC

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906

OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Kinder Morgan Management, LLC (the “Company”) for the period ended September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, in the capacity and on the date indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Kinder Morgan Management, LLC and will be retained by Kinder Morgan Management, LLC and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: November 8, 2006	/s/ Richard D. Kinder
Richard D. Kinder Chairman and Chief Executive Officer